                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-59169 of The L.L. Knickerbocker Co., Inc. on Form S-3 of our report dated March 31, 1998 appearing in the Annual Report on Form 10-KSB/A of The L.L. Knickerbocker Co., Inc. for the year ended December 31, 1997.


We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Costa Mesa, California

October 8, 1998